Exhibit (d)(4)(a)

SCHEDULE A

(as of April 19, 2018)

Portfolio	Expense Cap (%)	Date of Expiration of Expense Cap
PowerShares Dynamic Market Portfolio	0.60	8/31/19
PowerShares DWA NASDAQ Momentum Portfolio	0.60	8/31/19
PowerShares Dynamic Large Cap Growth Portfolio	0.60	8/31/19
PowerShares Dynamic Large Cap Value Portfolio	0.60	8/31/19
PowerShares Russell Midcap Pure Growth Portfolio	0.39	8/31/19
PowerShares Russell Midcap Pure Value Portfolio	0.39	8/31/19
PowerShares Russell 2000 Pure Growth Portfolio	0.39	8/31/19
PowerShares Russell 2000 Pure Value Portfolio	0.39	8/31/19
PowerShares Zacks Micro Cap Portfolio	0.60	8/31/19
PowerShares Golden Dragon China Portfolio	0.60	8/31/19
PowerShares WilderHill Clean Energy Portfolio	0.60	8/31/19
PowerShares High Yield Equity Dividend Achievers™ Portfolio	0.50	8/31/19
PowerShares S&P 500® Quality Portfolio	0.29	8/31/19
PowerShares Aerospace & Defense Portfolio	0.60	8/31/19
PowerShares Dynamic Biotechnology & Genome Portfolio	0.60	8/31/19
PowerShares Dynamic Leisure and Entertainment Portfolio	0.60	8/31/19
PowerShares Dynamic Food & Beverage Portfolio	0.60	8/31/19
PowerShares Dynamic Media Portfolio	0.60	8/31/19
PowerShares Dynamic Networking Portfolio	0.60	8/31/19
PowerShares Dynamic Pharmaceuticals Portfolio	0.60	8/31/19
PowerShares Dynamic Semiconductors Portfolio	0.60	8/31/19
PowerShares Dynamic Software Portfolio	0.60	8/31/19
PowerShares Dividend Achievers™ Portfolio	0.50	8/31/19
PowerShares International Dividend Achievers™ Portfolio	0.50	8/31/19
PowerShares Dynamic Building & Construction Portfolio	0.60	8/31/19
PowerShares Dynamic Energy Exploration & Production Portfolio	0.60	8/31/19
PowerShares Dynamic Oil & Gas Services Portfolio	0.60	8/31/19
PowerShares Dynamic Retail Portfolio	0.60	8/31/19
PowerShares DWA Utilities Momentum Portfolio	0.60	8/31/19
PowerShares FTSE RAFI US 1000 Portfolio	0.39	8/31/19
PowerShares Water Resources Portfolio	0.60	8/31/19
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio	0.39	8/31/19
PowerShares Russell Top 200 Equal Weight Portfolio	0.25	8/31/19
PowerShares Russell Midcap Equal Weight Portfolio	0.25	8/31/19
PowerShares Russell 2000 Equal Weight Portfolio	0.25	8/31/19
PowerShares DWA Basic Materials Momentum Portfolio	0.60	8/31/19
PowerShares DWA Consumer Cyclicals Momentum Portfolio	0.60	8/31/19
PowerShares DWA Consumer Staples Momentum Portfolio	0.60	8/31/19
PowerShares DWA Energy Momentum Portfolio	0.60	8/31/19
PowerShares DWA Financial Momentum Portfolio	0.60	8/31/19
PowerShares DWA Industrials Momentum Portfolio	0.60	8/31/19
PowerShares DWA Healthcare Momentum Portfolio	0.60	8/31/19
PowerShares DWA Technology Momentum Portfolio	0.60	8/31/19
PowerShares BuyBack Achievers™ Portfolio	0.60	8/31/19
PowerShares Cleantech™ Portfolio	0.60	8/31/19

PowerShares Financial Preferred Portfolio	0.60		8/31/19
PowerShares Global Listed Private Equity Portfolio	0.60		8/31/19
PowerShares DWA Momentum Portfolio	0.60		8/31/19
PowerShares WilderHill Progressive Energy Portfolio	0.60		8/31/19
PowerShares Russell Top 200 Pure Growth Portfolio	0.39		8/31/19
PowerShares Russell Top 200 Pure Value Portfolio	0.39		8/31/19
PowerShares BRIC Portfolio	0.60	*	[Two Years from Closing Date]*****
PowerShares Insider Sentiment Portfolio	0.60	*	4/6/2020****
PowerShares S&P Spin-Off Portfolio	0.60	*	4/6/2020****
PowerShares Zacks Mid-Cap Portfolio	0.60	*	4/6/2020****
PowerShares Zacks Multi-Asset Income Portfolio	0.60	*	4/6/2020****
PowerShares Canadian Energy Income Portfolio	0.65	*	[Two Years from Closing Date]***
PowerShares China Real Estate Portfolio	0.65	*	12/31/2020**
PowerShares China Small Cap Portfolio	0.70	*	[Two Years from Closing Date]***
PowerShares Frontier Markets Portfolio	0.65	*	12/31/2020**
PowerShares MSCI Global Timber Portfolio	0.55	*	12/31/2020**
PowerShares S&P Global Dividend Opportunities Index Portfolio	0.60	*	12/31/2020**
PowerShares S&P Global Water Index Portfolio	0.63	*	4/6/2020****
PowerShares Solar Portfolio	0.65	*	[Two Years from Closing Date]*****
PowerShares Zacks International Multi-Asset Income Portfolio	0.65	*	12/31/2020**
PowerShares Ultra Short Duration Portfolio	0.27		12/31/2020**
PowerShares Defensive Equity Portfolio	0.60		4/6/2020****

*	The Adviser further agrees to reimburse the Fund in the amount equal to the licensing fees that the Fund pays that cause the Fund’s operating expenses (excluding interest expenses, offering costs, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in SEC Form N-1A) and extraordinary expenses) to exceed the amount shown below through the Initial Term:

Portfolio	Operating Expenses (%)	Portfolio	Operating Expenses (%)
PowerShares BRIC Portfolio	0.64	PowerShares Frontier Markets Portfolio	0.70
PowerShares Insider Sentiment Portfolio	0.60	PowerShares MSCI Global Timber Portfolio	0.55
PowerShares S&P Spin-Off Portfolio	0.64	PowerShares S&P Global Dividend Opportunities Index Portfolio	0.64
PowerShares Zacks Mid-Cap Portfolio	0.65	PowerShares S&P Global Water Index Portfolio	0.63
PowerShares Zacks Multi-Asset Income Portfolio	0.65	PowerShares Solar Portfolio	0.70
PowerShares Canadian Energy Income Portfolio	0.66	PowerShares Zacks International Multi-Asset Income Portfolio	0.70
PowerShares China Real Estate Portfolio	0.70	PowerShares China Small Cap Portfolio	0.75

**	The Initial Term of the Fund’s Expense Cap is December 31, 2020. Neither the Adviser nor the Fund can discontinue the Agreement prior to the end of the Initial Term.
***	The Initial Term of the Fund’s Expense Cap is the later of [Two Years from the Closing Date] or December 31, 2020. Neither the Adviser nor the Fund can discontinue the Agreement prior to the end of the Initial Term.
****	The Initial Term of the Fund’s Expense Cap is April 6, 2020. Neither the Adviser nor the Fund can discontinue the Agreement prior to the end of the Initial Term.
*****	The Initial Term of the Fund’s Expense Cap is [Two Years from the Closing Date]. Neither the Adviser nor the Fund can discontinue the Agreement prior to the end of the Initial Term.

[signature page follows]

POWERSHARES EXCHANGE-TRADED FUND TRUST

By:	/s/ Daniel E. Draper

Name: Daniel E. Draper
Title: President

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/s/ Daniel E. Draper

Name: Daniel E. Draper
Title: President

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:	/s/ Daniel E. Draper

Name: Daniel E. Draper
Title: President

POWERSHARES EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Daniel E. Draper

Name: Daniel E. Draper
Title: President

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

By:	/s/ Daniel E. Draper

Name: Daniel E. Draper
Title: Managing Director